SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                              ---------------------



                                   FORM 8 - K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 27, 1999
                                (Date of Report)

                     ALTERNATIVE TECHNOLOGY RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


     STATE OF DELAWARE                0-20468                   68-0195770
-----------------------------      ------------            -------------------
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)            Identification No.)


                   629 J Street, Sacramento, California 95814
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (916) 231-0400

Item 5. Other Events

On April 21, 1997, Alternative Technology Resources, Inc. (the "Company" or "ATR") issued an unsecured note payable (the "Straight Note") to Mr. James W. Cameron, the majority stockholder of the Company, for $1,000,000 in accordance with a Reimbursement Agreement the Company signed on February 28, 1994. Terms of the note provide for an interest rate of 9.5% and monthly interest payments. No maturity date is stated in the note; however, under the terms of the Reimbursement Agreement, upon written demand by Mr. Cameron, the Straight Note will be replaced by a note convertible into the Company's Common Stock (the "Convertible Note") in a principal amount equal to the Straight Note and bearing interest at the same rate. The conversion price of the Convertible Note is equal to 20% of the average trading price of the Company's common stock over the period of ten trading days ending on the trading day next preceding the date of issuance of such Convertible Note.

Subsequent to June 30, 1999, Mr. Cameron disposed of a portion of his interest in the Straight Note, reducing the balance due him to $711,885, plus accrued interest. On August 19, 1999, the Company's Board of Directors agreed to fix the conversion price of the Convertible Notes to $0.044 in exchange for the Straight and/or Convertible Notes ceasing to accrue interest as of that date. Because of a decline in revenues caused by the non-renewal of programmer contracts from a high of 109 programmers during the fiscal year ended June 30, 1999 to 56 programmers at August 27, 1999, and the steady decline in the quoted value of the Company's Common Stock over the last several months (trading price was at $0.25 on August 19, 1999), the Board agreed it was in the best interest of the Company to eliminate the future market risk that the conversion price become lower than the fixed conversion price of $0.044.

Subsequent to August 19, 1999, Mr. Cameron elected to replace his remaining interest in the Straight Note, including accrued interest, with the Convertible Note and then simultaneously converted the Convertible Note into 19,762,786 shares of ATR's Common Stock. Other Straight Note holders also replaced their Straight Notes, including accrued interest, with Convertible Notes and converted such Convertible Notes into an aggregate of 4,136,764 shares of the Company's Common Stock. As of August 31, 1999, the remaining outstanding balance of the Straight Notes was $169,913, including accrued interest.

As a result of the conversion of the Convertible Notes, a total of 50,061,494 shares of the Company's Common Stock was outstanding at August 27, 1999, and Mr. Cameron beneficially owned 79.07% of the outstanding shares.

On August 26, 1999, Alternative Technology Resources, Inc. announced that its majority shareholder, James W. Cameron, Jr., will join the Board of Directors and will assume the position of Chief Executive Officer.

Mr. Cameron intends for the Company to pursue the establishment of an Internet medical provider network. The Company believes that a market can be developed that utilizes a business-to-business Internet strategy whereby the nation's
600,000 plus medical providers can directly access purchasers of medical services. ATR is in the process of investigating the potential market for such a program and formulating a business model under which it will proceed. The Company has not yet contracted with any medical providers to join such a network, nor with any purchasers of medical services to use such a network. Further, no assurance exists that the Company will be able to successfully develop, finance and implement this program.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 27, 1999

                                       ALTERNATIVE TECHNOLOGY RESOURCES, INC.



                                   By:          /S/   EDWARD L. LAMMERDING
                                                      -------------------------
                                                      Edward L. Lammerding
                                                      Chairman of the Board and
                                                      Chief Financial Officer